UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):

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Airgas Offer Update

May 17, 2010

Forward Looking Statement
This presentation contains “forward-looking statements” within the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995, including earnings guidance and comments regarding the Company’s proposed acquisition of Airgas, Inc. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this presentation is made regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, longer than anticipated delay in global economic recovery; renewed deterioration in economic and business conditions; poor demand for the Company's products; future financial and operating performance of major customers and industries served by the Company;
inability to collect receivables from or recovery of payments made by customers in bankruptcy proceedings;
unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific product or customer events; unexpected costs associated with the
Company’s cash tender offer for Airgas, Inc.; costs of future restructuring actions which are not currently planned or anticipated; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials;
the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; charges related to current portfolio management and cost reduction actions; the success of implementing cost reduction programs; failure to consummate the tender offer for Airgas, Inc. or inability to achieve anticipated acquisition synergies or unanticipated integration costs; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the Company's foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the
Company and its affiliates operate; the impact of new or changed financial accounting guidance; the timing and rate at which tax credits can be utilized and other risk factors described in the Company’s Form 10K for its fiscal year ended
September 30, 2009. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"),
commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air
Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").
The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, June 4, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission ("SEC") on February 11, 2010. INVESTORS AND
SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY
IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors
and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

In connection with the proposed transaction, Air Products may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER
DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products'
directors and executive officers in Air Products' Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10,
2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Airgas transaction highlights
Consideration	All-cash offer for all Airgas shares at $60.00 per share
Premium	Premium of 38% to ARG unaffected price on 2/04/10 of $43.53
Accretion	Expected to be substantially accretive to Air Products cash EPS in year one
Synergies	Substantial cost synergies yielding $250 million run-rate by the end of year two
Financing
• APD has secured committed financing, is committed
 to remaining investment grade and to returning to A rating
• Transaction costs expected to be approximately $200MM,
 expensed as incurred
• Q2 $0.07 per share
• Q3 ~$0.10 per share

Regulatory Approval	• Air Products has thoroughly considered potential regulatory issues and is prepared to make appropriate divestitures • Productive discussions with FTC continue

Compelling strategic and industrial logic
Creates one of the world’s leading integrated industrial gas companies
• Largest industrial gas company in North America
• Diversified across geographies and distribution channels with competitive positions in all three supply modes: Packaged Gases, Liquid Bulk, Tonnage
Combination of highly complementary skills and strengths enables us to better serve the needs of customers
• Air Products’ leadership in tonnage, strong European and joint venture packaged gas positions
• Airgas’ leadership in U.S. packaged gases
• Air Products’ Engineering and Technology Skills
Mutually beneficial strategic transaction
• Provides Air Products a highly efficient re-entry into U.S. packaged gas market
• APD global infrastructure enables more rapid Airgas international expansion
Significant synergies available
• Substantial cost savings
• Growth opportunities as economy recovers
• Leverages Air Products’ supply chain and SAP capabilities

Synergies
Supply Chain
• Consolidate filling locations
• Consolidate specialty gas plant locations
• Move from local delivery to hub and spoke
• Combine purchasing requirements
• Utilize Shared Services for Packaged Gas operations and
 Product Management
Overheads
• Use Shared Services for back office – finance, HR, IT,
 purchasing, invoicing, credit & collections, marketing
• Rationalize management
• Rationalize corporate infrastructure
SAP enables these synergies

Path forward . . .
Air Products
committed to
completing
transaction
Litigation
• Commenced litigation in
 Delaware
Tender offer
• Offer commenced Feb 11
• Financing committed
Regulatory process
• Prepared to make appropriate
 divestitures
Shareholder meeting proposals
• Provided notice May 13
• Annual Meeting on or before
 September 17

1. Election of three independent director nominees
2. Amend by-laws to implement director eligibility requirements
 ● Would make any Airgas board members (except CEO) not elected at annual meeting ineligible to serve on Airgas Board for three years
 ● If not elected but re-appointed, CEO could not serve as Chairman
3. Amend by-laws to require Airgas to hold future annual meetings in January
 ● 2011 annual meeting to be held on January 18
 ● Provides early opportunity for shareholders to replace majority of Airgas
        Board
4. Repeal all by-law amendments after April 7, 2010
Air Products’ proposals

John P. Clancey
 −Age 65
 −Chairman Emeritus, Maersk Inc.
 −Former President and Chief Executive Officer, Sea-Land Service, Inc.
 −Principal and founder, Hospitality Logistics, International
 −Former Director, UST Inc.
 −Former Director, Foster Wheeler AG
 −Former Director, AT&T Capital
 −Retired Captain, U.S. Marine Corps
Robert L. Lumpkins, Jr.
 −Age 66
 −Chairman, The Mosaic Company
 −Former Vice Chairman and Chief Financial Officer, Cargill Inc.
 −Director, Ecolab Inc.
 −Director, Black River Asset Management LLC
 −Advisor, Varde Partners, Inc.
 −Advisory Board Member, Metalmark Capital
 −Trustee, Howard University
Ted B. Miller, Jr.
 −Age 58
 −Founder, former Chairman and Chief Executive Officer, Crown Castle International Corp.
 −President, 4M Investments, LLC
 −Chairman, founder and majority shareholder, M7 Aerospace LP
 −Chairman, founder and majority shareholder, Intercomp Technologies, LLC
 −Chairman, founder and majority shareholder, Visual Intelligence
 −Former Director, Affiliated Computer Services, Inc.
Highly qualified nominees

 −Refused to explore any aspect of Air Products’ premium offers
 ● Refused to discuss $60 all-stock written offer made November 20, 2009
 ● Refused to discuss $62 cash-and-stock written offer made December 17, 2009
 ● No substantive response to Air Products’ advisors’ outreach week of February 1, 2010 in advance of making offer public
 ● Refused to meet to discuss $60 all-cash 38% premium public offer made February 4, 2010
 ● Refused to meet to discuss $60 all-cash tender offer commenced on February 11, 2010
 ● Air Products clearly stated flexibility regarding value and form of consideration
 −Refused to establish independent Board committee to assess offers
 ● Lack of an independent committee precludes impartial assessment
 ●   Airgas directors’ uninformed ‘just say no’ response violates duties to shareholders
 −Amended bylaws to deny shareholders a timely vote
 ● Amended bylaws on April 7, 2010, eliminating requirement to hold annual meeting by August 31, 2010
 ● Amendment allows Airgas board to disenfranchise shareholders by delaying referendum
 −Refused to take reasonable actions to allow ARG shareholders to decide for themselves
 ● Refused to rescind “poison pill” shareholder rights plan
 ● Ignored Air Products’ request to hold 2010 annual meeting no later than August 18, 2010 (one year anniversary of
  2009 annual meeting)
 ● Ignored Air Products’ request that director nominees not elected by shareholders at 2010 annual meeting not be reappointed for at least three years
 −Pursued litigation instead of shareholder value creation
 ● Response to Air Products’ $60 per share public offer was to sue to disqualify Air Products’ long-standing outside legal counsel in an attempt to disrupt the offer
 ● Wasted millions of dollars of shareholder money pursuing baseless litigation and losing arguments before three separate courts
Airgas’ record of anti-shareholder actions

- Continued margin and return improvement
- Airgas transaction yields substantial growth, cost savings, cash generation and EPS accretion

RESULTS
• Double-digit EPS growth
• ROCE 3-5% above cost of
 capital
The Air Products opportunity
STABILITY
• Long term contracts,
 consistent and predictable
 cash flow
• Diversified across
 geographies and
 distribution channels
• Airgas opportunity creates
 competitive positions in all
 three supply modes,
 maintains strong balance
 sheet
GROWTH
• Solid backlog and strong
 growth opportunities
 across all geographies
• New growth opportunities
 in energy, environment
 and emerging markets
• Airgas provides highly
 efficient re-entry into U.S.
 packaged gas market,
 broadening our growth
 opportunities
Well positioned for long-term value creation

Thank you
www.airproducts.com